Joint Filer Information

Title of Security:           Common Stock

Issuer & Ticker Symbol:      ZYGO CORPORATION (ZIGO)

Designated Filer:            MAK-ro Asset Management LP

Other Joint Filers:          MAK-ro Capital Master Fund LP (the "Master Fund");
                             and Michael A. Kaufman;

Addresses:                   The address of Mr. Kaufman is 590 Madison Ave,
                             9th Floor, New York, New York 10022.

                             The address of the Master Fund is
                             c/o Dundee Leeds Management Services Ltd.,
                             129 Front Street, Hamilton, Bermuda HM12.


Signatures:


Dated:  January 6, 2010

                            MAK-ro CAPITAL MASTER FUND LP


                                By: /s/ Michael A. Kaufman
                                    ----------------------
                                        Michael A. Kaufman,
                                        President



                            /s/ Michael A. Kaufman
                            ----------------------
                                Michael A. Kaufman